As filed with the Securities and Exchange Commission on May 1, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(Address of principal executive offices)

RadiSys Corporation 401(k) Savings Plan

(Full title of the plan)

Brian J. Bronson

Chief Financial Officer

RadiSys Corporation

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(503) 615-1100

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Amar Budarapu

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)(4)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	150,000	$ 7.42	$1,113,000	$62.11

(1)	Shares of common stock of RadiSys Corporation, no par value per share (the “Common Stock”), being registered hereby consist of shares to be acquired in open market purchases under the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of RadiSys Corporation Common Stock on April 30, 2009, as reported on the Nasdaq Global Select Market.

(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional shares of Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s Common Stock.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by RadiSys Corporation, an Oregon corporation, in order to register 150,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-50584) filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2000 and on a Registration Statement on Form S-8 (File No. 333-111520) filed with the Commission on December 23, 2003, for use in connection with the RadiSys Corporation 401(k) Savings Plan. The contents of the Registration Statements on Form S-8 (File Nos. 333-50584 and 333-111520) previously filed with the Commission on November 24, 2000 and December 23, 2003, respectively, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number

23	Consent of KPMG LLP.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 1st day of May, 2009.

RADISYS CORPORATION

By:	/s/ BRIAN BRONSON
Brian Bronson, Chief Financial Officer

The Plan.

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee, as administrator of the RadiSys Corporation 401(k) Savings Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 1st day of May, 2009.

RADISYS CORPORATION 401(K) SAVINGS PLAN

By:	/s/ BRIAN BRONSON
Brian Bronson, Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ SCOTT C. GROUT Scott C. Grout	President, Chief Executive Officer and Director (principal executive officer)	May 1, 2009

/s/ BRIAN BRONSON Brian Bronson	Chief Financial Officer (principal financial and accounting officer)	May 1, 2009

/s/ C. SCOTT GIBSON C. Scott Gibson	Chairman of the Board and Director	April 24, 2009

/s/ KEN BRADLEY Ken J. Bradley	Director	April 27, 2009

/s/ RICHARD J. FAUBERT Richard J. Faubert	Director	April 30, 2009

/s/ DR. WILLIAM W. LATTIN Dr. William W. Lattin	Director	April 30, 2009

/s/ KEVIN C. MELIA Kevin C. Melia	Director	April 30, 2009

/s/ CARL NEUN Carl Neun	Director	April 24, 2009

/s/ LORENE K. STEFFES Lorene K. Steffes	Director	April 30, 2009

EXHIBIT INDEX

Exhibit Number

23	Consent of KPMG LLP.